Exhibit 10.25

FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
BCU 99, LTD., A TEXAS LIMITED PARTNERSHIP, AS LANDLORD, AND ACTIVE POWER, INC., AS TENANT

To be attached to and form a part of Lease made the 27th day of September, 2000 which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 126,750 square feet and located at 2128 Braker Lane, Austin, Texas, known as Braker 12.

WITNESSETH, THAT:

NOW, THEREOF, in consideration of the premises, Landlord and Tenant covenant and agree to the following revised occupancy schedule as follows:
1.
Effective May 1, 2001, the leased Premises contained approximately 85,000 square feet as described in Exhibit "A-3" attached to the lease. Tenant agrees to pay one hundred percent (100%)   of Operating Expenses on 85,000 square feet through August 31, 2001 and fifty percent (50%) on the balance of the building which is 126,750 total square feet.

2.
As of September 1, 2001, Tenant accepted an additional 14,589 square feet, known as the "Early Occupancy Premises", thus making the aggregate area of the Premises 99,589 square feet. Tenant agrees to pay one hundred percent (100%) of Operating Expenses on 99,589 square feet through October 31, 2001 and fifty percent (50%) on the balance of the building which is 126,750 total square feet.

3.
Tenant shall accept the remaining 6,286 square feet of the "First Additional Premises" on November 1, 2001, thus bringing the aggregate area of the Premises to 105,875 square feet. In the event Tenant begins using more than 105,875 square feet prior to the scheduled Commencement Date, rent and 100% of operating expenses shall commence at that time for any portion greater than 105,875 square feet. Tenant agrees to pay one hundred percent (100%) of Operating Expenses on 105,875 square feet through April30, 2002 and fifty percent (50%) on the balance of the building which is 126,750 total square feet.

4.
Tenant shall accept the "Second Additional Premises" consisting of an additional 20,875 square feet no later than May 1, 2002, thus making the aggregate area of the leased Premises 126,750 square feet. Tenant agrees to pay one hundred percent (100%) of Operating Expenses on the entire 126,750 square feet by no later than May 1, 2002.

5.	The monthly base rental shall be as follows (subject to adjustment for early acceptance of the second additional premises:

Term (Months)	Monthly Base Rent for Existing Space	Monthly Base Rent for New Space	Total Monthly Base Rent
May 1, 2001 -August 31, 2001	$0.48	85,000	$40,800.00
September 1, 2001- October 31, 2001	$0.48	99,589	$47,802.72
November 1, 2001 -April30, 2002	$0.48	105,875	$50,820.00
May 1, 2002- April 30, 2003	$0.48	126,750	$60,840.00
May 1, 2003- April30, 2005	$0.50	126,750	$63,375.00

Plus property taxes, common area maintenance, management fees, and insurance as provided in the Lease, payable on the first day of each month during the balance of the term.

6.
Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 18th DAY OF October, 2001

WITNESS:	BC12 99, Ltd.:
	By:	ORI, Inc., a Texas Corporation, General Partner

By:
	Name:	Sanford Gottesman
	Title:	President

DATED AS OF THE 15th DAY OF October, 2001

Active Power, Inc.:

WITNESS:

EXHIBIT "A-3"

FLOOR PLAN FOR FIRST ADDITIONAL PREMISES
Kramer Lane 65, Section 2, Block C, Lot 5, Austin, Travis, Texas